TerraForm Power and SunEdison Announce Acquisition of 521 MW of Wind Power Plants from Atlantic Power

•	Operating wind fleet with expected annual Cash Available for Distribution (“CAFD”) of $44 million

•	Remaining average contract duration of 18 years, with average counterparty credit rating of A3

•	Expected unlevered cash-on-cash return of 9%1

•	Anticipate funding the acquisition with a warehouse facility, creating an operating project portfolio to be dropped into TerraForm Power at a future date

Bethesda, MD, April 1, 2015 (GLOBENEWSWIRE) – TerraForm Power, Inc. (Nasdaq: TERP), an owner and operator of clean energy power plants, today announced the acquisition of 521 MW (net) of operating wind power plants from Atlantic Power (TSX: ATP, NYSE: AT), an independent power producer with a well-diversified fleet of power generation assets throughout the United States and Canada.

These five wind farms are located in high wind areas of Oklahoma and Idaho. The assets are contracted under long term power purchase agreements (PPAs) with investment grade utilities with a weighted-average credit rating of A3. The PPAs have a weighted-average remaining life of 18 years.

The portfolio is expected to generate average annual adjusted EBITDA of $56 million and average annual CAFD of $44 million over the next 10 years. This represents a 9%1 unlevered cash-on-cash return.

Equity consideration for the portfolio will be $350 million, subject to working capital and other customary adjustments. The power plants have $165 million of project debt that the company intends to retire, and approximately $110 million proportional share of project debt that will remain outstanding.

TerraForm has secured fully committed bridge financing of up to $515 million to support the transaction.  The company intends to fund the acquisition with a drop down warehouse facility in partnership with third party equity investors and its sponsor SunEdison. This transaction would provide TerraForm with increased visibility to long-term dividend growth from contracted operating assets. Concurrent with the acquisition closing, these 521 MW of projects would be added to the TerraForm Call Right Projects list, increasing the total from 3.4 GW to 4 GW, and increasing the contracted call right projects from 2.5 GW to 3 GW.

"We are grateful for the opportunity to work with Atlantic Power. This landmark transaction illustrates the strength and agility of the combined TerraForm-SunEdison platform as well as the robustness of our proprietary deal pipeline,” said Carlos Domenech, Chief Executive Officer of TerraForm Power. “We expect the warehouse facility to be an innovative financing structure that provides repeatable and scalable funding to secure future growth; we expect the drop down returns to be at parity with the acquisition yields.”

The transaction is expected to close in the second quarter of 2015, subject to regulatory approvals and customary closing conditions.

Morgan Stanley acted as the exclusive financial advisor to TerraForm Power.

Acquisition Highlights:

•	$56 million of expected adjusted EBITDA (10 year average)
•	$44 million of expected CAFD (10 year average)

1 9% return is based on CAFD of $44M and aggregate consideration of $515M. The CAFD of $44M is after debt payments on the ~$110M of project debt attributable to acquired minority interests.

•	$350 million in initial cash consideration
•	$165 million in project debt that the company intends to retire
•	9%1 expected cash-on-cash unlevered return

About TerraForm Power

TerraForm Power is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: http://www.terraform.com.

Safe Harbor Disclosure

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including with respect to expected Adjusted EBITDA, cash available for distribution, earnings, future growth and financial performance, and typically can be identified by the use of words such as "expect," "estimate," "anticipate," "forecast," "intend," "project," "target," "plan," "believe" and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although TerraForm Power believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; TerraForm Power's ability to successfully identify, evaluate and consummate acquisitions from SunEdison or third parties or changes in expected timing of any acquisitions; government regulation; operating and financial restrictions under agreements governing indebtedness; TerraForm Power's  ability to borrow additional funds and access capital markets; TerraForm Power's ability to compete against traditional and renewable energy companies; TerraForm Power’s ability to integrate acquired power plants, including the First Wind assets; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

TerraForm Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Adjusted EBITDA and cash available for distribution are estimates as of today's date, April 1, 2015, and are based on assumptions believed to be reasonable as of this date. TerraForm Power expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause TerraForm Power's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect TerraForm Power's future results included in TerraForm Power's filings with the Securities and Exchange Commission (“SEC”) at www.sec.gov. In addition, TerraForm Power makes available free of charge at www.terraform.com copies of materials it files with, or furnishes to, the SEC.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of TerraForm Power's ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts:

Media:
Bruce Dunbar
Finsbury for TerraForm Power
bruce.dunbar@finsbury.com
+1 (646) 805-2070

Investors/Analysts:
Brett Prior
bprior@terraform.com
+1 (650) 889-8628